PURCHASE AGREEMENT



                                      among



                          TELCORDIA TECHNOLOGIES, INC.

                        VALENCE TECHNOLOGY (NEVADA), INC.

                    VALENCE TECHNOLOGY CAYMAN ISLANDS LIMITED


                                       AND

                            VALENCE TECHNOLOGY, INC.

                                   DATED AS OF



                                NOVEMBER 3, 2000


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                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 3, 2000, by and among Telcordia Technologies, Inc., a Delaware corporation ("SELLER"), Valence Technology, Inc., a Delaware corporation ("PARENT"), Valence Technology (Nevada), Inc., a Nevada corporation ("US PURCHASER"), and Valence Technology Cayman Islands Limited, a Cayman Islands company ("FOREIGN PURCHASER") (hereinafter, US Purchaser and Foreign Purchaser are individually referred to herein as a "PURCHASER" and collectively referred to as the "PURCHASERS").

                                 R E C I T A L S

         Parent is engaged in the design, development, manufacture and marketing of rechargeable lithium polymer batteries for portable communication devices ("Parent's Business"). Seller is, among other things, engaged in the design, development and commercialization of lithium and sodium ion polymer battery technology ("Seller's Business"). In accordance with the provisions of this Agreement, the Purchasers desire to purchase, and Seller desires to sell to the Purchasers, certain assets relating to Seller's lithium and sodium ion polymer battery technology. The Purchasers desire Parent to make payment to Seller on their behalf, which payment shall be treated as a direct or indirect capital contribution to the Purchasers.

                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

                                  DEFINED TERMS

     1.1 DEFINED TERMS. For purposes of this Agreement the following terms shall have the meanings set forth below:

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "ALLOCATION DATE" has the meaning set forth in SECTION 2.7.

     "APPLICABLE LAWS" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity as may be in effect on or prior to the Closing.

     "ASSUMED CONTRACTS" means (a) Contracts, (b) Third Party Licenses, and (c) all contracts entered into or assumed by the Purchasers on or after the date of this Agreement and before the Closing in accordance with the applicable provisions of SECTION 4.1.


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     "BILL OF SALE AND ASSIGNMENT AGREEMENT" means the Bill of Sale and
Assignment Agreement between Parent and Seller substantially in the form of EXHIBIT A attached hereto.

     "BUSINESS DAY" means any other day than (i) a Saturday or Sunday or (ii) a day on which commercial banks in Nevada or New Jersey are authorized or required to be closed.

     "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of SECTION 2.4.

     "CLOSING DATE" means the date on which the Closing occurs.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

     "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.1.

     "CONSENT" means all governmental consents and approvals and all consents and approvals of third parties, in each case that are necessary in order to transfer the Purchased Assets to the Purchasers and otherwise to consummate the transactions contemplated hereby.

     "CONTRACTS" has the meaning set forth in Section 3.1(j).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GOVERNMENTAL ENTITY" means any foreign, national, state, provincial or local government, any political subdivision or any governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INTELLECTUAL PROPERTY" means the Knowledge Transfer Book, Trademarks, and Patents, including the contract and licensing rights, and legal claims and defenses related to any of the foregoing as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, whether registered or not, licensed to or owned by Seller.

     "KNOWLEDGE" means, with respect to a specified party hereto, the actual knowledge of such party's officers and directors, as applicable, together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question.

     "KNOWLEDGE TRANSFER BOOK" means the compilation of ideas, formulas, compositions, manufacturing and production processes and techniques, technical data, research, techniques, performance criteria and the like as such is provided to current licensees of Seller's Business, including the copyrights, copyright registrations and applications for registration related


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thereto and further including the right to practice all inventions, processes and techniques described therein.

     "LICENSE AGREEMENT" means that certain license agreement to be entered into between the Purchasers and Seller substantially in the form of EXHIBIT B attached hereto.

     "LIENS" has the meaning set forth in SECTION 3.1(H).

     "PARENT" has the meaning set forth in the first paragraph of this Agreement.

     "PARENT INDEMNIFIED COSTS" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) incurred by any of the Parent Indemnified Parties that result from any and all actions, suits, proceedings, claims, demands, assessments and judgments, based on or resulting from (a) Seller's ownership of the Purchased Assets prior to the Closing Date, including any and all liabilities arising under the Assumed Contracts which relate to events occurring prior to the Closing Date; (b) any breach or default by Seller of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith; and (c) any and all obligations or liabilities of Seller under any contract or agreement not expressly assumed by the Purchasers pursuant to the terms hereof.

     "PARENT INDEMNIFIED PARTIES" means Parent, the Purchasers and each officer, director, employee, stockholder and Affiliate of Parent or either Purchaser.

     "PARENT SEC DOCUMENTS" has the meaning set forth in SECTION 3.2(H) hereof.

     "PARENT'S BUSINESS" has the meaning set forth in the recitals of this Agreement.

     "PATENTS" means the patents and patent applications listed in SCHEDULE 1.1 attached hereto, including (i) the patent rights in such patents and patent applications, and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the inventions, (ii) any additional patent rights, which are continuations, continuations-in-part, divisionals or substitutes of such patents or patent applications , and the inventions covered thereby, (iii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iv) foreign counterparts of any and all of the foregoing, in each such patent or patent application.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, joint stock company, joint venture, unincorporated organization, or other entity.

     "PURCHASED ASSETS" has the meaning set forth in SECTION 2.1 hereof.

     "PURCHASE PRICE" means the consideration payable by Parent to Seller as provided in SECTION 2.3 hereof.

     "PURCHASERS" has the meaning set forth in the first paragraph of this Agreement.

     "SCHEDULES" means the Schedules attached hereto.


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     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SELLER" has the meaning set forth in the first paragraph of this Agreement.

     "SELLER'S BUSINESS" has the meaning set forth in the recitals to this Agreement.

     "SELLER INDEMNIFIED COSTS" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) incurred by any of the Seller Indemnified Parties that result from any and all actions, suits, proceedings, claims, demands, assessments and judgments, based on or resulting from (a) Parent's ownership of the Purchased Assets on and after the Closing Date, including any and all liabilities arising under the Assumed Contracts which relate to events occurring on and after the Closing Date; (b) any breach or default by Parent or any Purchaser of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith; and (c) after the Closing, any and all obligations or liabilities of Parent under any contract or agreement expressly assumed by the Purchasers pursuant to the terms hereof.

     "SELLER INDEMNIFIED PARTIES" means Seller and each officer, director, employee, stockholder and Affiliate of Seller.

     "SHARES" has the meaning set forth in SECTION 2.3 hereof.

     "TAXES" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind of a similar nature to taxes, including, but not limited to, income, gross receipt, transfer, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity including any interest, penalties or additions attributable thereto, and any payments with respect thereto required under any tax-sharing agreement.

     "THIRD PARTY LICENSES" has the meaning set forth in SECTION 3.1(K)(II).

     "TRADEMARKS" means the trademark application listed on SCHEDULE 1.2 attached hereto and any common law rights associated therewith.

     "TRANSACTION DOCUMENTS" has the meaning set forth in SECTION 3.1(B).

     1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER," " and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "THIS SECTION," "THIS SUBSECTION," and words of similar import, refer only


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to the Sections or subsections hereof in which such words occur. The word "OR"
is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                   ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

     2.1 AGREEMENT TO SELL AND BUY. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and deliver to the Purchasers on the Closing Date, and the Purchasers shall acquire from Seller on the Closing Date, valid title, ownership and possession of the following assets (the "PURCHASED ASSETS"), free and clear of any Liens or liabilities (except for liabilities assumed by the Purchasers in accordance with SECTION 2.5):

     (a) All Intellectual Property including a complete copy of the Knowledge Transfer Book as updated through the Closing Date;

     (b) All Assumed Contracts;

     (c) All books and records relating to the Assumed Contracts, Patents and Trademarks, including executed copies of the Assumed Contracts, or if no executed agreement exists, summaries of such Assumed Contracts, subject to the right of Seller to copy and have such books and records made reasonably available to Seller for tax and other legitimate organization purposes after the Closing; and

     (d) All causes of action, damages and other rights of every kind, if any may exist, for infringement of Intellectual Property prior to the date of this Agreement.

     2.2 ALLOCATION AMONG PURCHASERS. The parties agree that, as between US Purchaser and Foreign Purchaser, the Purchased Assets listed in SECTION 2.1 shall be allocated as follows:

     (a) Legal title to all of the Intellectual Property shall be held by US Purchaser;

     (b) US Purchaser shall have the exclusive and perpetual right to exploit the Intellectual Property in the United States, including, but not limited to, the right (i) to manufacture, market, distribute, sell and license batteries and related products utilizing, embodying or incorporating the Intellectual Property, (ii) to use the Intellectual Property to provide technical support, training and other services, (iii) to sublicense the Intellectual Property to third parties for any of the foregoing purposes, and (iv) to improve the Intellectual Property and use it in further research into similar technology;

     (c) US Purchaser shall have the limited, non-exclusive and perpetual right to license the Intellectual Property to unrelated parties for use outside of the United States in cases


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where Parent or the Purchasers deem it is necessary or appropriate for the licensor of the Intellectual Property to be an entity organized in the United States;

     (d) Subject to the rights allocated to US Purchaser in the immediately preceding clause, Foreign Purchaser shall have the exclusive and perpetual right to exploit the Intellectual Property outside the United States, including, but not limited to, the right (i) to manufacture, market, distribute, sell and license batteries and related products utilizing, embodying or incorporating the Intellectual Property, (ii) to use the Intellectual Property to provide technical support, training and other services, (iii) to sublicense the Intellectual Property to third parties for any of the foregoing purposes, and
(iv) to improve the Intellectual Property and use it in further research into similar technology;

     (e) The Third Party Licenses shall be allocated as specified in SCHEDULE 2.2(E); and

     (f) US Purchaser shall be allocated the Assumed Contracts (other than those Third Party Licenses which are identified on SCHEDULE 2.2(E) as being assigned to Foreign Purchaser) and any remaining assets not specifically allocated to Foreign Purchaser under this Agreement.

     2.3 PURCHASE PRICE. As payment for the Purchased Assets, Parent shall deliver to Seller a stock certificate or certificates representing an aggregate of three million (3,000,000) duly authorized and issued, fully paid and nonassessable shares of Parent's common stock, par value $0.001 per share (the "SHARES"), registered in the name of Seller in such denominations as Seller may request (the "PURCHASE PRICE"). The parties acknowledge that the Purchase Price shall be paid by Parent on behalf of the Purchasers, and that the number of Shares paid on behalf of each Purchaser shall be as follows:

                  US Purchaser               300,000 Shares
                  Foreign Purchaser        2,700,000 Shares
                           Total           3,000,000   Shares.

     2.4 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE 8, the Closing will take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP., 2029 Century Park East, Los Angeles, California, at 10:00 a.m., local time on the earlier of (a) December 15, 2000, or (b) the first Business Day after the conditions to closing set forth in ARTICLE 8 shall have been satisfied or waived, or at such other place and time as Parent and Seller may agree (the day on which the Closing takes place being the "CLOSING Date").

     2.5 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date, US Purchaser or Foreign Purchaser, as applicable, shall assume and undertake to pay, discharge and perform all the obligations and liabilities and shall receive all rights of Seller arising under the Assumed Contracts relating to the time period beginning on or arising out of events occurring on or after the Closing Date. All other obligations, liabilities and rights of Seller, including (i) subject to the terms of SECTION 2.6 below, obligations, liabilities or rights under any Assumed Contract for which a Consent, if required, has not been obtained as of the Closing, and (ii) any obligations, liabilities and rights arising under the Assumed Contracts or otherwise related to the Purchased Assets that relate to the time period prior to the Closing Date or arise out of events occurring prior to the Closing Date, shall remain the sole and exclusive obligation, liability or right of Seller. Other


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than as specified in the first sentence of this SECTION 2.5, neither Parent nor
US Purchaser or Foreign Purchaser, as applicable, directly or indirectly, shall assume any liabilities, obligations or rights of Seller and they shall not be liable therefor. This SECTION 2.5 is not intended to and shall not benefit any person other than Seller, Parent, US Purchaser and Foreign Purchaser, as applicable. Seller shall retain all rights to payments accruing under any Assumed Contract prior to the Closing Date, including those Assumed Contracts set forth on Schedule 2.5, and Parent shall promptly remit to Seller any such payments received by Parent or any Purchaser. Nothing in this SECTION 2.5 shall create or be construed as creating any third party beneficiary right in any Person.

     2.6 DEEMED ASSIGNMENT OF ASSUMED CONTRACTS. To the extent that the assignment hereunder of any of the Assumed Contracts shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in a loss or diminution thereof; provided, however, that Seller shall cooperate with US Purchaser or Foreign Purchaser, as applicable, to establish a reasonable arrangement designed to provide US Purchaser or Foreign Purchaser, as applicable, with the benefits and burdens of any such Assumed Contract, including appointing US Purchaser or Foreign Purchaser, as applicable, to act as its agent to perform all of Seller's obligations under such Assumed Contract and to collect and promptly remit to US Purchaser or Foreign Purchaser, as applicable, all compensation received by Seller pursuant to such Assumed Contract and to enforce, for the account and benefit of US Purchaser or Foreign Purchaser, as applicable, any and all rights of Seller against any other Person arising out of the breach or cancellation of such Assumed Contract by such other Person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer).

     2.7 ALLOCATION. On or before the date (the "ALLOCATION DATE") that is 30 days after the Closing Date, Seller, the Purchasers and Parent shall negotiate in good faith an allocation of the Purchase Price among the Purchased Assets that complies with Section 1060 of the Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon on or before the Allocation Date, then Parent, the Purchasers and Seller agree that the allocation shall be made and consistently reported by Parent, the Purchasers and Seller in compliance with Section 1060 of the Code based upon an asset valuation supplied by a party to be mutually agreed upon by Parent, the Purchasers and Seller. The cost of such appraisal shall be shared equally by Parent and Seller. Parent will order such appraisal as soon as practicable after such date as Parent, the Purchasers and Seller fail to agree on such allocation. The appraisal, if required, shall be provided to Seller within 45 days after the date of such order.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES REGARDING SELLER. Seller represents and warrants to Parent and each Purchaser as follows (with the understanding that Parent and the Purchasers are relying on such representations and warranties in entering into and performing this Agreement).

     (a) ORGANIZATION, GOOD STANDING, ETC. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, has all requisite corporate power and authority to own, lease and operate its properties and to carry on


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its business as now being conducted. Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse affect on the business, properties, condition (financial or otherwise) or assets of Seller.

     (b) AUTHORITY. Seller has all requisite corporate power and authority to enter into this Agreement, the Bill of Sale and Assignment Agreement, the License Agreement, and each other agreement, document, and instrument required to be executed in accordance herewith (collectively, the "TRANSACTION DOCUMENTS") to which Seller is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize any Transaction Document or to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) NO CONFLICT. The execution and delivery of the Transaction Documents by Seller do not and the performance by Seller of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations, and permits and making the filings set forth on SCHEDULE 3.1(C),
(i) violate, conflict with, or result in any breach of any provision of Seller's charter, bylaws or other organizational documents or any resolution adopted by the board of directors or shareholders of Seller, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default under (with or without due notice or lapse of time or both), or permit the termination or cancellation of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give rise to the creation of any Lien upon any of the Purchased Assets under, any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which Seller is a party or by which or to which it or any of the Purchased Assets may be bound or subject, or (iii) violate any Applicable Law by which or to which Seller or any of the Purchased Assets is bound or subject.

     (d) APPROVALS. Except as set forth on SCHEDULE 3.1(D), no Consent of any Governmental Entity, or any other Person, is required in connection with execution, delivery and performance by Seller of any Transaction Document or the consummation of the transactions contemplated hereby and thereby.

     (e) COMPLIANCE WITH APPLICABLE LAWS. The Seller is in compliance with, and has not violated any, Applicable Law. No notice, charge, claim, or action has been received by Seller or has been filed, commenced or, to the Knowledge of Seller, threatened against Seller alleging any


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such violation or noncompliance and no investigation or review by any
Governmental Entity is pending or, to the Knowledge of Seller, threatened.

     (f) ABSENCE OF LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of Seller, threatened against Seller or any of its properties, in each case involving or arising out of or connected to Seller's Business or the Purchased Assets that would reasonably be expected to have a material adverse effect on the Seller's Business or the Purchased Assets. There is no judgment, writ, injunction, decree or order against Seller involving or arising out of or in any manner connected to Seller's Business or the Purchased Assets. To the Knowledge of Seller, no circumstances exist that could reasonably be expected to result in a claim against Seller involving or arising out of or in any manner connected to Seller's Business or the Purchased Assets as a result of the conduct of Seller's Business (including, without limitation, any claim of infringement of any intellectual property right).

     (g) INSURANCE. SCHEDULE 3.1(G) sets forth an accurate summary of all general liability, malpractice liability, theft, and other forms of insurance and all fidelity bonds held by or applicable to Seller's Business or the Purchased Assets. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the Knowledge of Seller, no event has occurred, including the failure by Seller to give any notice or information or the delivery by Seller of any inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any such insurance policies. All pending claims, if any, made against Seller that are covered by such insurance policies have been disclosed to and accepted by the appropriate insurance companies without reservation of rights and are being defended by such appropriate insurance companies and are described in SCHEDULE 3.1(G).

     (h) TITLE TO PURCHASED ASSETS; LIENS AND ENCUMBRANCES. Seller has, and at the Closing will transfer to the Purchasers and the Purchasers will thereupon be vested with, good, valid and marketable title to all of the Purchased Assets. All of the Purchased Assets are free and clear of all liens, pledges, claims (including, without limitation, claims of fraudulent transfer or recovery under applicable bankruptcy laws, insolvency laws or any other law affecting creditor's rights generally), security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind (collectively, "LIENS"). At the Closing, all of the Purchased Assets shall be free and clear of all Liens.

     (i) TAXES. There are no Liens for Taxes upon the Purchased Assets. Seller has not received notice of any Tax deficiency or delinquency with respect to the Purchased Assets that has not been previously paid. No audit relating to or involving the Purchased Assets is pending or, to the Knowledge of Seller, threatened. All monies required to be collected by Seller from customers for Taxes and the portion of any Taxes to be paid by Seller to any Governmental Entity or set aside in accounts for such purposes have been so paid or set aside. There are no legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any Taxes, penalties, or interest, the liability for which could extend to the Purchasers or Parent as transferee of the Purchased Assets. None of the Purchased Assets directly or indirectly secures any debt the


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interest on which is exempt from tax under ss. 103(a) of the Code, and none of the Purchased Assets is "tax-exempt use property" within the meaning of ss. 168(h) of the Code.

     (j) CERTAIN AGREEMENTS. SCHEDULE 3.1(J) hereto is a complete and accurate list of each Assumed Contract and each contract, other than Third Party Licenses, which is being purchased and assumed by Parent under this Agreement ("Contracts"). Except as set forth on SCHEDULE 3.1(J), each Assumed Contract is a valid and binding obligation of the Seller and is in full force and effect without amendment. Except as set forth on SCHEDULE 3.1(J), Seller and, to the Knowledge of Seller, each other party to such Assumed Contracts, has performed in all material respects the obligations required to be performed by them under such Assumed Contracts and are not, with or without lapse of time or the giving of notice, or both, in breach or default thereunder and no facts or circumstances exist which, with or without lapse of time or the giving of notice, or both, would give rise to any such default. Except as disclosed in
SCHEDULE 3.1(J), Seller has not received (i) any notice, written or otherwise, of a default by Seller under any Assumed Contract listed on SCHEDULE 3.1(J) or
(ii) any notice, written or otherwise, that any other party to any such Assumed Contract has terminated or canceled, or intends to terminate or cancel, such Assumed Contract. SCHEDULE 3.1(J) identifies, as to each such Assumed Contract listed thereon, (w) whether the consent of the other party thereto is required,
(x) whether notice must be provided to any party thereto (and the length of such notice), (y) whether any payments are required (and the amount of such payments), in each case in order for such Assumed Contract to continue in full force and effect upon the consummation of the transactions contemplated by the Transaction Documents, and (z) whether such Assumed Contract can be canceled by the other party without liability to such other party due to the consummation of the transactions contemplated by the Transaction Documents. A complete copy of each Assumed Contract set forth on SCHEDULE 3.1(J) will be provided to Parent prior to the Closing Date .

     (k) INTELLECTUAL PROPERTY

     (i) SCHEDULE 3.1(K) sets forth a complete and accurate list of all Intellectual Property included in the Purchased Assets. Seller owns or has the valid right to use all such Intellectual Property as currently used in connection with Seller's Business. The Intellectual Property is solely and exclusively owned by Seller free and clear of all Liens, and Seller is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for all registrations and applications for any such Intellectual Property. Except as set forth on SCHEDULE 3.1(K), all Intellectual Property has been duly maintained, is valid and subsisting, in full force and effect, has not been cancelled, expired, abandoned and has not fallen into the public domain. There is no pending or, to the Knowledge of Seller, threatened opposition, interference or cancellation proceeding before any Governmental Entity in any jurisdiction against the Intellectual Property. Except as set forth on SCHEDULE 3.1(K), the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any of the Intellectual Property or require the consent of any Governmental Entity or Person in respect of any such Intellectual Property. The Knowledge Transfer Book, as amended and updated through the Closing Date, is accurate and complete in all respects.

     (ii) SCHEDULE 3.1(K) contains an accurate and complete list of all licenses, contracts and other agreements with any Person (the "THIRD PARTY LICENSES") which in any way relate to the license or other use or exhibition of the Intellectual Property. There is no dispute under any Third Party License regarding the scope of or performance under such agreements, or any disputes arising from claims that the Intellectual Property that are subject to the Third Party Licenses infringe the intellectual property rights of other Persons. The Third Party Licenses are valid and binding obligations of all parties thereto, enforceable in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and there exists no event or condition which would result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller, or, to the Knowledge of Seller, by any other Person under any such Third Party License. Except as set forth on the
Schedule 3.1(k) no Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of such Intellectual Property. Except as set forth on the SCHEDULE 3.1(K), Seller has not been sued or named in any suit, action or proceeding which involves a claim of infringement, misappropriation or unfair competition or received notice from any Person asserting any infringement, misappropriation or unfair competition, and does not know of any basis therefore with respect to the Intellectual Property.

     (iii) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which Seller is a party or is otherwise bound, which (y) restricts the Intellectual Property in order to accommodate a Person's rights, or (z) allows any Person to use any intellectual property which would otherwise infringe the Intellectual Property. Except as set forth on
SCHEDULE 3.1(K), Seller has not granted any Person any right to use, reproduce, distribute, market or exploit any of the Intellectual Property or any adaptations, translations, modifications, new releases, new versions, updates, upgrades, or derivative works based on the Intellectual Property or any portion thereof.

     (iv) Seller takes reasonable measures to protect the confidentiality of the Intellectual Property, including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements. To the Knowledge of Seller, no Intellectual Property has been disclosed or authorized to be disclosed to any Person, including any employee, agent, contractor or other entity, other than pursuant to a non-disclosure agreement that adequately protects the proprietary interests of Seller in and to such Intellectual Property. To the Knowledge of Seller, no party to any non-disclosure agreement relating to the Intellectual Property is in breach thereof. If any Intellectual Property has been conceived, developed or created by any Person acting as an independent contractor, Seller has irrevocably obtained worldwide, perpetual (except as otherwise provided under Applicable Law) ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment. All employees of Seller have entered into a valid and binding written agreements with Seller sufficient to vest title in Seller of all Intellectual Property created by such employee in the scope of his or her employment with Seller.

     (v) To the Knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property by any Person, including any employee or former employee of Seller and no such claims are pending against any Person by Seller. Except as set forth in SCHEDULE 3.1(K), Seller has not entered into any agreement to indemnify any Person against any charge of infringement of any patents, copyrights, trademarks, service marks, trade names, trade secrets, or other proprietary rights with respect to the Intellectual Property.

     (vi) Except as set forth on SCHEDULE 3.1(K), no Person owns or has any rights to the Intellectual Property. At Closing, the Purchasers will obtain full ownership of the Intellectual Property free of any obligations to pay any other Person any royalties or other payments and free of any other Liens. No current or former director, officer or employee of Seller (or its predecessors in interest, if any) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of the Intellectual Property.

     (vii) Seller has not acquired any Intellectual Property from any Person.

     (l) DISCLOSURE. No representation or warranty by Seller contained in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered by a Seller pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     (m) SALES OF PERSONAL PROPERTY. Seller is not engaged in the business of selling tangible personal property.

     (n) BROKERS OR FINDERS. Neither Seller nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASERS. Parent, US Purchaser and Foreign Purchaser represent and warrant to the Seller as follows (with the understanding that Seller is relying on such representations and warranties in entering into and performing this Agreement):

     (a) ORGANIZATION, STANDING AND POWER. Each of Parent, US Purchaser and Foreign Purchaser is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it was organized and each of Parent, US Purchaser and Foreign Purchaser has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of Parent, US Purchaser and Foreign Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse affect on the business, properties, condition (financial or otherwise) or assets of Parent, US Purchaser or Foreign Purchaser.

     (b) AUTHORITY. Each of Parent, US Purchaser and Foreign Purchaser has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of such Transaction Documents by Parent, US Purchaser and Foreign Purchaser, as applicable, and the consummation by Parent, US Purchaser and Foreign Purchaser of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Parent, US Purchaser and Foreign Purchaser and no other corporate proceedings on the part of Parent, US

Purchaser or Foreign Purchaser are necessary to authorize any Transaction Document or to consummate the transactions contemplated hereby or thereby. The Transaction Documents have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Parent, US Purchaser and Foreign Purchaser, as applicable, enforceable against Parent, US Purchaser and Foreign Purchaser in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) NO CONFLICT. The execution and delivery of the Transaction Documents by Parent, US Purchaser and Foreign Purchaser do not and the performance by Parent, US Purchaser and Foreign Purchaser of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations, and permits and making the filings set forth on SCHEDULE 3.2(C), (i) conflict with, violate or result in any breach of the terms, conditions or provisions of the charter, bylaws or other organizational documents of Parent, US Purchaser or Foreign Purchaser, as applicable, or any resolution adopted by the board of directors or shareholders of Parent, US Purchaser or Foreign Purchaser , respectively, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default under (with or without due notice or lapse of time or both), or permit the termination or cancellation of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give rise to the creation of any Lien upon any of the assets of Parent, US Purchaser or Foreign Purchaser under, any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which Parent, US Purchaser or Foreign Purchaser is a party or by which any of them or any of their respective assets may be bound or subject, or (iii) violate any Applicable Law by which or to which any of them or their respective assets is bound or subject.

     (d) APPROVALS. Except as set forth on SCHEDULE 3.2(D), no Consent of any Governmental Entity is required by or with respect to Parent or either Purchaser in connection with the execution and delivery of any Transaction Documents by Parent or the Purchasers or the consummation by any of them of the transactions contemplated hereby or thereby.

     (e) COMPLIANCE WITH APPLICABLE LAWS. Each of the Parent and the Purchasers are in compliance with, and have not violated any, Applicable Law. No notice, charge, claim, or action has been received by Parent or either Purchaser or has been filed, commenced or, to the Knowledge of Parent or either Purchaser, threatened against Parent or the Purchasers alleging any such violation or noncompliance and no investigation or review by any Governmental Entity is pending or, to the Knowledge of Parent or the Purchasers, threatened.

     (f) ABSENCE OF LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of Parent or either Purchaser, threatened against Parent or the Purchasers or any of their respective properties, in each case involving or arising out of or connected to Parent's Business or either Purchasers' business that would reasonably be expected to have a material adverse effect on Parent's Business or either Purchasers' business. There is no judgment, writ, injunction, decree or order against Parent or either Purchaser involving or arising out of or in any manner connected to

Parent's Business or either Purchaser's business. To the Knowledge of Parent or each Purchaser, no circumstances exist that could reasonably be expected to result in a claim against Parent or such Purchaser involving or arising out of or in any manner connected to Parent's Business or such Purchaser's business as a result of the conduct of Parent's Business or such Purchaser's business (including, without limitation, any claim of infringement of any intellectual property right).

     (g) INSURANCE. SCHEDULE 3.2(G) sets forth an accurate summary of all general liability, malpractice liability, theft, and other forms of insurance and all fidelity bonds held by or applicable to Parent's Business. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the Knowledge of Parent, no event has occurred, including the failure by Parent to give any notice or information or the delivery by Parent of any inaccurate or erroneous notice or information, which limits or impairs the rights of Parent under any such insurance policies. All pending claims, if any, made against Parent that are covered by such insurance policies have been disclosed to and accepted by the appropriate insurance companies without reservation of rights and are being defended by such appropriate insurance companies and are described in SCHEDULE 3.2(G).

     (h) SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to Seller true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since October 1, 1997 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents and all registration statements, including, without limitation, any financial statements or schedules included therein (i) were accurate and complete, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents has been prepared from, and is in accordance with, the books and records of Parent, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the case of unaudited financial statements, as permitted for presentation in Quarterly Reports on Form 10-Q) and fairly presents the consolidated financial position and the consolidated results of operations and cash flows of Parent as at the dates thereof or for the periods presented therein.

     (i) CAPITALIZATION; SHARES. Parent has 100,000,000 authorized shares of Common Stock, of which 37,867,898 shares were issued and outstanding as of October 19, 2000. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has reserved 3,000,000 Shares for issuance hereunder. The Shares, upon delivery to Seller of share certificates therefor against payment in accordance with the terms of this Agreement will be (i) validly issued, fully paid and nonassessable, (ii) free of all Liens, and (C) issued in compliance with all Applicable Laws.

     (j) ACTIVITIES OF FOREIGN PURCHASER; OWNERSHIP. Foreign Purchaser was formed for the purpose of participating in the transactions contemplated by this Agreement. Foreign Purchaser has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Foreign Purchaser is a wholly-owned subsidiary of Valence Technology Cayman Islands Inc., a Cayman Islands corporation and a wholly-owned subsidiary of Parent.

     (k) OWNERSHIP OF US PURCHASER. US Purchaser is a wholly-owned subsidiary of Parent.

     (l) DISCLOSURE. No representation or warranty by Parent or either Purchaser contained in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered by a Parent or the Purchasers pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     (m) BROKERS OR FINDERS. Neither Parent, the Purchasers nor any of their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE 4

                               SELLER'S COVENANTS

     4.1 COVENANTS OF SELLER. Except as contemplated by this Agreement or by or to the extent that Parent shall otherwise consent in writing, from the date of this Agreement until the Closing, Seller covenants and agrees that Seller shall not, without the prior written consent of Parent:

     (a) conduct Seller's Business in a materially imprudent fashion and in any manner except in the ordinary course consistent with past practice;

     (b) fail to use all commercially reasonable efforts to preserve intact Seller's Business and the Purchased Assets and preserve its relationships with licensees, customers, suppliers and others having business dealings with Seller;

     (c) fail to use commercially reasonable efforts to maintain Seller's Business and the Purchased Assets in their current condition, or fail to maintain or replace any of the Purchased Assets in accordance with the normal standards of maintenance applicable in the industry;

     (d) amend, terminate, or fail to use all commercially reasonable efforts to renew any Assumed Contract, or default in any respect (or take or omit to take any action that, with or without the giving of notice, the passage of time, or both would constitute a default) under any

Assumed Contract or enter into any new contract that will be assumed by the Purchasers, hereunder;

     (e) merge or consolidate with or into any other Person, dissolve, or liquidate;

     (f) sell (whether by merger, consolidation, or otherwise), transfer, lease, or otherwise dispose of any Purchased Asset;

     (g) mortgage, pledge, or subject to any Lien, any of the Purchased Assets;
or

     (h) license (except in the ordinary course of business consistent with past practice) or otherwise transfer or dispose of, any Intellectual Property, or dispose of or disclose to any Person any trade secret, formula, process or know-how related to the Intellectual Property and not theretofore a matter of public knowledge; or

     (i) agree to or make any commitment, orally or in writing, to take any actions prohibited by this Agreement.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1 ACCESS AND INFORMATION. Until the Closing, Seller shall afford to Parent and its representatives (including accountants and attorneys) full access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller, to information pertaining to Seller's Business and/or the Purchased Assets, together with the opportunity to make copies of such information and to discuss the business with such officers, directors, managerial personnel, accountants, consultants, and counsel for Seller as Parent deems reasonably necessary or appropriate for the purposes of familiarizing itself with Seller's Business and the Purchased Assets.

     5.2 COMPLIANCE WITH APPLICABLE LAWS. During the period of time commencing on the date hereof and ending on the Closing Date, Seller hereby agrees that Seller will operate its business in compliance in all material respects with all Applicable Laws. If Seller (or its counsel) receive an administrative or other order or notification relating to any violation or claimed violation of any Applicable Law that could affect Seller's ability to consummate the transactions contemplated by the Transaction Documents, Seller shall promptly notify Parent in writing and use its commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by the Transaction Documents.

     5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt written notice to the other parties of (i) the occurrence, or failure to occur, of any event of which the notifying party becomes aware that has caused or that would be likely to cause any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Closing Date, or (ii) the failure of the notifying party, or any of its officers, directors, employees, or agents, to comply with or satisfy any covenant, condition, or agreement required to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this SECTION 5.3 shall not limit or otherwise affect the remedies available to any party hereunder, (y) shall not constitute an admission by the notifying party that any such representation or warranty has been breached and
(z) shall not have an effect in determining whether the conditions set forth in
ARTICLE 8 have been satisfied.

     5.4 THIRD PARTY CONSENTS. After the date hereof and prior to the Closing, Seller shall use all commercially reasonable efforts, including making any required payments, to obtain the written consent from any Person to an agreement or instrument identified on SCHEDULE 3.1(D) or any other Assumed Contract which is required to permit the consummation of the transactions contemplated hereby.

     5.5 REASONABLE ASSISTANCE. Following the Closing Date, Seller agrees to provide the Purchasers with reasonable access to Seller's engineer's, scientists and inventors in order to (i) facilitate the prosecution of any and all patent applications covering the Intellectual Property, (ii) assist the Purchasers in interpreting the provisions of the Knowledge Transfer Book, and (iii) provide such other information regarding the Intellectual Property as may be reasonably requested by the Purchasers. In connection with the foregoing, the Purchasers shall pay Sellers standard consulting rates not to exceed $2,000 per hour. Seller also agrees to execute any and all documents reasonably requested by the Purchasers, that are reasonably necessary to evidence and effectuate the assignment of the Intellectual Property called for herein, including but not limited to patent declarations and patent and trademark assignments.

     5.6 INTELLECTUAL PROPERTY MAINTENANCE PAYMENTS. For a period of 90 days following the Closing, or such shorter period as is agreed to by Parent, Seller shall make all maintenance payments required to be made with respect to the Intellectual Property. Parent shall reimburse Seller for any and all such maintenance payments within 10 days of receipt of evidence of payment therefore reasonably acceptable to Parent.

     5.7 LOCKUP AGREEMENT. In connection with any registration of the offer and sale of any securities of the Parent prior to the registration of the Shares in accordance with the provisions of Article 6 below, upon request of the Parent or the underwriters managing such offering of the Parent's securities, Seller agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Parent or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration statement as may be requested by Parent or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of Parent's offering. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Shares. Seller agrees that it will not transfer any Shares unless each transferee agrees in writing to be bound by all of the provisions of this SECTION 5.7.

     5.8 DELIVERY OF PURCHASED ASSETS. Within ten days' of the Closing, Seller shall deliver the Purchased Assets to the Purchasers in the State of Nevada. The Seller shall not deliver, and the Purchasers shall not take possession of, any of the Purchased Assets in the State of New Jersey.

                                   ARTICLE 6

                          REGISTRATION STATEMENT FILING

     6.1 As promptly as reasonably practicable following the Closing, but in no event later than the last to occur of (i) 45 days after the execution of this Agreement, or (ii) 10 days after the Closing Date, Parent shall file with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "REGISTRATION STATEMENT") on any appropriate form under the Securities Act with respect to the offering and sale or other disposition of the Shares. Parent agrees to use all reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable following its filing. Seller agrees to cooperate with and provide assistance to Parent in connection with the registration and sale of the Shares.

     6.2 Parent agrees that, subject to the provisions of the last sentence of
Section 6.1, it will (i) prepare and file with the Commission, any amendments or supplements to the Registration Statement or prospectus which is a part thereof which may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares covered by the Registration Statement for a period of two (2) years from the effective date of the Registration Statement; (ii) prepare and promptly file with the Commission and promptly notify the Seller of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statement therein or omission there from if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event with respect to Parent shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (iii) in case the Seller is required to deliver a prospectus, prepare promptly such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; (iv) advise the Seller promptly after Parent shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (v) use its best efforts to qualify the Shares for sale under the securities or "blue Sky" laws of such states within the United States as the Seller may reasonably designate; and (vi) furnish to the Seller, as soon as available, copies of the Registration Statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

     6.3 Parent shall pay all expenses (the "REGISTRATION EXPENSES") incident to the registration of the Shares under this Section 6.3, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Parent and of its independent public accountants, premiums and other costs of policies of insurance purchased by Parent at its option against liabilities arising out of the public offering of such Shares. With respect to sales of Shares, the Seller shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Shares, the fees and disbursements of counsel retained by the Seller and transfer taxes, if any.

     6.4 Parent agrees to indemnify and hold harmless, to the full extent permitted by law, the Seller, its officers, directors, agents and employees and each person who controls Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (or any amendment thereof) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Parent by Seller expressly for use therein or (ii) any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to action or inaction required of Parent in connection with the Registration Statement. Promptly after receipt by Seller under this Section 6.4 of notice of the commencement of any action (including any governmental action), such Seller will, if a claim in respect thereof is to be made against the Parent under this Section 6.4, notify Parent in writing of the commencement thereof and Parent shall have the right to participate in, and, to the extent Parent so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that Seller shall have the right to retain its own counsel, with the fees and expenses to be paid by Parent, if representation of Seller by the counsel retained by Parent would be inappropriate due to actual or potential differing interests between Seller and any other party represented by such counsel in such proceeding. The failure to notify Parent within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Parent of any liability to Seller under this Section 6.4 but the omission so to notify Parent will not relieve it of any liability that it may have to Seller otherwise than under this Section 6.4.

     6.5 LISTING OF ADDITIONAL SHARES ON NASDAQ. As promptly as reasonably practicable following the Closing, the Parent shall prepare and submit to the National Association of Securities Dealers an Additional Listing Application and all other documents and fees necessary to cause the Shares to be listed on the NMS.

                                   ARTICLE 7

                                MUTUAL COVENANTS

     7.1 GOVERNMENTAL CONSENTS. Promptly following the execution of this Agreement, the parties shall proceed to prepare and file with the appropriate Governmental Entities such requests, reports, or notifications as may be required in connection with this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Each of Seller and Parent agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated herein within 10 business days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Each of Parent and Seller shall bear its own costs and expenses related to such filing.

     7.2 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Parent seeks indemnification or recovery from one or more Persons to an Assumed Contract or otherwise seeks to enforce such Assumed Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary for Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Parent, then, at the request and the sole expense of Parent, Seller shall take such action as Parent may reasonably request in connection with Parent's efforts to obtain such indemnification, recovery or enforcement.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by Seller or Parent, as the case may be:

     (a) Consents and Approvals.

     (i) All authorizations, Consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or other Person necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or occurred.

     (ii) All authorizations, approvals or Consents of the board of directors and shareholders of Parent, the Purchasers and Seller, as the case may be, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     (iii) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

     (b) NO INJUNCTIONS OR RESTRAINTS. There shall be no temporary restraining order, preliminary or permanent injunction, or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby.

     (c) NO ACTION. No action shall have been taken nor any statute, rule, or regulation shall have been enacted or promulgated by any Governmental Entity that prohibits consummation of the transactions contemplated by this Agreement.

     8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND THE PURCHASERS. The obligation of Parent and each Purchaser to effect the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived, in whole or in part, by Parent:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and, except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct in all respects as of such date), as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Seller by an executive officer.

     (b) PERFORMANCE OF OBLIGATIONS. Seller shall have performed and complied in all material respects (provided that any covenant or agreement of Seller contained herein that is qualified by a materiality standard shall not be further qualified hereby) with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Seller by an executive officer.

     (c) CONSENTS AND APPROVALS. Parent shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each Governmental Entity or Person (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the transactions contemplated hereby and such consent or approval shall be in form and substance satisfactory to Parent.

     (d) LEGAL OPINIONS. Parent shall have received from the General Counsel of Seller an opinion letter dated the Closing Date in a form reasonably acceptable to Parent.

     (e) LICENSE AGREEMENT. Seller shall have delivered to The Purchasers an executed copy of the License Agreement.

     (f) NO PROCEEDINGS. As of the Closing Date, no litigation or proceeding shall be threatened or pending against Seller by any Governmental Entity or other Person that seeks to enjoin or prevent the consummation of the transactions contemplated hereby.

     8.3 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived, in whole or in part, by Seller.

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and each Purchaser set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and, except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct in all respects as of such date), as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Parent and each Purchaser by an executive officer thereof.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent and each Purchaser shall have performed in all material respects (provided that any covenant or agreement of Parent or either Purchaser contained herein that is qualified by a materiality standard shall not be further qualified hereby) with the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Parent and each Purchaser by an executive officer thereof.

     (c) TECHNOLOGY TRANSFER AGREEMENT PAYMENT. Parent shall have paid $2,000,000 to Seller at the execution of this Agreement as payment for all amounts currently due Seller under and pursuant to that certain Technology Transfer Agreement dated as of June 29, 1995 between Parent and Seller (the "Existing Agreement"). Upon receipt of such payment, all rights, duties and obligations of Parent and Seller under the Existing Agreement shall terminate and the Existing Agreement shall be of no further force or effect.

     (d) CONSENTS AND APPROVALS. Seller shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each Governmental Entity or Person (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the transactions contemplated hereby and such consent or approval shall be in form and substance satisfactory to Seller.

     (e) LEGAL OPINIONS. Seller shall have received from Troop Steuber Pasich Reddick & Tobey, LLP an opinion letter dated the Closing Date in a form reasonably acceptable to Seller.

     (f) LICENSE AGREEMENT. Each Purchaser shall have delivered to Seller an executed copy of the License Agreement.

     (g) NO PROCEEDINGS. As of the Closing Date, no litigation or proceeding shall be threatened or pending against Parent or either Purchaser by any Governmental Entity or other Person that seeks to enjoin or prevent the consummation of the transactions contemplated hereby.

     (h) QUALIFICATION. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

                                   ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated prior to the Closing:

     (a) by mutual consent of Parent and Seller;

     (b) by either Seller or Parent:

     (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to remove), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by the Transaction Documents, and such order, decree, ruling, or other action shall have become final and nonappealable; or

     (ii) if the Closing shall not have occurred by December 31, 2000; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     (c) by Seller if Parent or either of the Purchasers shall have breached any of its representations or warranties if such representation or warranty is qualified by materiality or breached in any material respect if not so qualified, or breached a covenant in any material respect contained in this Agreement, and which breach cannot be or has not been cured within 20 days after the giving of written notice by Seller to Parent;

     (d) by Parent if Seller shall have breached any of its representations or warranties if such representation or warranty is qualified by materiality or breached in any material respect if not so qualified, or breached a covenant in any material respect contained in this Agreement, and which breach cannot be or has not been cured within 20 days after the giving of written notice by Parent to Seller.

     The right of any party hereto to terminate this Agreement pursuant to this
SECTION 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this SECTION 9.2, and except that nothing herein shall relieve any party from liability for any breach of this Agreement. In the event of a termination of this Agreement by either Seller or Parent as provided above, there shall be no liability on the part of either Parent or Seller, except for liability arising out of a breach of this Agreement. The provisions of ARTICLES 3, 10, and SECTION 12.1 shall survive the termination of this Agreement.

                                   ARTICLE 10

                                 INDEMNIFICATION

     10.1 INDEMNIFICATION OF PARENT. From and after the Closing and subject to the provisions of this ARTICLE 10, Seller agrees to indemnify and hold harmless the Parent Indemnified Parties from and against any and all Parent Indemnified Costs; provided, however, that Seller's aggregate liability under this SECTION
10.1 shall not exceed twenty-five percent (25%) of the fair market value of the Shares as determined by reference to the closing price of Parent's publicly traded shares of Common Stock at 1:00 p.m. Pacific time on the date hereof.

     10.2 INDEMNIFICATION OF SELLER. From and after the Closing and subject to the provisions of this ARTICLE 10, Parent agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs.

     10.3 PROCEDURE FOR THIRD-PARTY CLAIMS. Promptly after receipt by an indemnified party under SECTIONS 10.1 and 10.2 (each an "INDEMNIFIED PARTY") of notice of the commencement of any action or demand or claim by a third party (a "THIRD PARTY CLAIM") which gives rise to Parent Indemnified Costs or Seller Indemnified Costs, as the case may be, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party (each an "INDEMNIFYING PARTY") under such Section, give notice to the Indemnifying Party of its assertion of such claim for indemnification and of the commencement of the action or assertion of the Third Party Claim with respect to which the claim for indemnification pertains. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that they may have to any Indemnified Party except to the extent that the defense of such action or Third Party Claim is materially prejudiced thereby. If any such action shall be brought or a Third Party Claim shall be asserted against an Indemnified Party and it shall give notice to the Indemnifying Party, as the case may be, of the commencement or assertion thereof, the Indemnifying Party shall be entitled, at the sole expense of the Indemnifying Party to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party PROVIDED, HOWEVER, that: (i) the Indemnifying Party shall not be permitted to enter into any settlement or compromise, or to consent to the entry of any judgment, with respect to such claim or proceeding unless such settlement, compromise or consent imposes no obligation of any nature on any Indemnified Party and includes an unconditional release of all Indemnified Parties from all liability relating to such claim or proceeding; and (ii) if any Indemnified Party determines in good faith (after consultation with counsel) that, under applicable standards of professional conduct, an actual or potential conflict exists or might reasonably be expected to arise between the position of such Indemnified Party and the position of the Indemnifying Party or any other Person, then the Indemnified Parties, as a group, at the expense of the Indemnifying Parties, shall be entitled to separate counsel reasonably acceptable to the Indemnifying Party to participate in such proceeding. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this ARTICLE 10 for any fees of other counsel or any other expense, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party receives notice of any action or Third Party Claim, it shall promptly notify the Indemnified Party as to whether, at its expense, it intends to control the defense thereof on behalf of the Indemnified Party. If the Indemnifying Party defends an action, it shall have full control over the litigation, including settlement and compromise thereof, subject only to the following: no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. If notice is given to the Indemnified Party, of the commencement of any action and it does not, within 20 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnified Party shall have full control over the litigation, including settlement and compromise thereof.

     10.4 LIMITATION AS TO TIME. An Indemnifying Party shall not be liable to any Indemnified Party pursuant to this ARTICLE 10 unless a written claim for indemnification in accordance with SECTION 10.3 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before the second anniversary of the Closing Date, except that this time limitation shall not apply to any claims for fraud pursuant to SECTION 12.15.

     10.5 REDUCTION OF AMOUNTS PAYABLE. The amount of any Parent Indemnified Costs or Seller Indemnified Costs shall be reduced by any amount received by Parent or Seller, as the case may be, under any insurance policy or from any other party alleged to be responsible therefor. Each of the Parent Indemnified Parties and Seller Indemnified Parties shall use their reasonable best efforts to collect any amounts available under such insurance policy or from such other party. If a Parent Indemnified Party or Seller Indemnified Party receives any amount under an insurance policy or from such other party with respect to any time subsequent to any indemnification provided by pursuant to this Agreement, then such party shall promptly reimburse the other party for any payment made or expense incurred in connection with providing such indemnification, up to such amount received.

                                   ARTICLE 11

                            CONFIDENTIAL INFORMATION

     11.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, either party may come into possession of the other party's Confidential Information. For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any information that a party designates as confidential in writing or which the receiving party knows or has reason to know is confidential. Without limiting the foregoing, Confidential Information includes financial, business and technical plans and strategies, inventions, new products or services, technology, any know how and other trade secrets that Seller develops, related to the Intellectual Property under this Agreement, and any passwords for servers. Confidential Information does not include information which is: (a) already known by the receiving party at time of disclosure; (b) or becomes, through no act or fault of the receiving party, publicly known; (c) received by the receiving party from a third party without a restriction on disclosure or use; or (d) independently developed by the receiving party without reference to the disclosing party's Confidential Information. The receiving party may disclose Confidential Information to the extent required to be disclosed by a court or governmental agency pursuant to a statute, regulation or valid order; provided that the receiving party first notifies the disclosing party and gives it the reasonable opportunity to seek a protective order or to contest such required disclosure.

     11.2 RESTRICTIONS. Each party will hold the disclosing party's Confidential Information in confidence and will not use such information except as permitted under this Agreement. Each party will use the same precautions to prevent disclosure to third parties of such information as it uses with its own confidential information, but in no case less than reasonable efforts.

     11.3 ADDITIONAL OBLIGATIONS. The parties agree (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the other party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Agreement.

     11.4 SURVIVAL. The confidentiality provision contained in this ARTICLE 11 shall survive for five (5) years following the Closing Date.

                                   ARTICLE 12

                               GENERAL PROVISIONS

     12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing. Except as otherwise provided in the next two sentences, the representations and warranties set forth in this Agreement shall terminate on the two year anniversary of the Closing Date, except that this time limitation shall not apply to any claims for fraud pursuant to SECTION 12.15 which shall survive until the expiration of the applicable statute of limitations. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but such termination shall not affect any claim for a breach of a representation or warranty that was asserted in writing and in reasonable detail before the date of termination. To the extent that such are performable after the Closing, each of the covenants and agreements contained in each of the Transaction Documents shall survive the Closing indefinitely.

     12.2 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     12.3 WAIVER OF COMPLIANCE. Any failure of Parent or the Purchasers on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     12.4 SPECIFIC PERFORMANCE. The parties recognize that should either party refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Therefore, the other party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the refusing party hereby waives the defense that there is an adequate remedy at law.

     12.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     12.6 EXPENSES AND OBLIGATIONS. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     12.7 SALES AND USE TAXES. Seller shall discharge, pay and satisfy any sales and/or use taxes due or determined to be due to the State of New Jersey, and to any political subdivision thereof, as a result of the transactions contemplated hereby, except where (i) such taxes are due or determined to be due on account of the Parent or Purchasers' failure to apply for and obtain an exemption under the bulk sales provision of New Jersey law, and (ii) a use tax is imposed on Parent or Purchasers as a result of its use of the Purchased Assets in the state of New Jersey, and not as a result of the transactions contemplated hereby.

     12.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in ARTICLE 10) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission (receipt of which is confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Parent or any Purchaser, to

                           Valence Technology, Inc.
                           301 Conestoga Way
                           Henderson, NV 89015
                           Attention:  Lev M. Dawson
                           Facsimile:  (702) 558-1001

                           with copies to

                           Troop, Steuber, Pasich, Reddick & Tobey LLP
                           2029 Century Park East
                           Los Angeles, CA 90067
                           Attention: C.N. Franklin Reddick III
                           Facsimile: (310) 728-2204

                  (b)      If to Seller, to

                           Telcordia Technologies, Inc.
                           445 South Street 1C301R
                           Morristown, NJ  07960-6438
                           Attention: Stephen P. Noonan
                           Facsimile: (973) 829-4208

All notices, requests or instructions given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if telecopied, (iii) three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier. Any notice made by or given to Seller pursuant to this SECTION 12.8 shall be deemed a notice made by or given to, as applicable, all Seller hereunder.

     12.10 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     12.11 ENTIRE AGREEMENT. This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     12.12 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal law of the State of Delaware (without reference to its rules as to conflicts of law).

     12.13 PUBLIC ANNOUNCEMENTS. Seller and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby. Seller shall not issue or cause the publication of any press release or other public statement with respect to the execution of this Agreement until such time as Parent has complied with all Applicable Laws regarding the public disclosure of the execution of this Agreement.

     12.14 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise. However, Seller shall be free to transfer the Shares, subject to all Applicable Laws.

     12.15 DIRECTOR, OFFICER, EMPLOYEE AND STOCKHOLDER LIABILITY. The directors, officers, employees and stockholders of Parent and its Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that Seller may assert) other than as an assignee of this Agreement.

     12.16 NO WAIVER RELATING TO CLAIMS FOR FRAUD. The liability of any party under Article 11 shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in SECTION 10.5 (relating to limitations on the period of time during which a claim for indemnification may be brought), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud, (ii) the time period during which a claim for fraud may be brought, or (iii) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this
SECTION 12.15, nor any reference to this SECTION 12.15 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Seller and Parent have caused this Agreement to be signed as of the date first written above.


                                     SELLER:

                                     TELCORDIA TECHNOLOGIES, INC.


                                     By: /S/ WARD REED
                                         ------------------------------
                                     Name:  Ward Reed
                                     Title: CVP and CFO

                                     PARENT:

                                     VALENCE TECHNOLOGY, INC.


                                     By:  /S/ LEV M. DAWSON
                                         ------------------------------
                                     Name: Lev M. Dawson
                                     Title: CEO



                                     THE PURCHASERS:

                                     VALENCE TECHNOLOGY (NEVADA), INC.


                                     By:  /S/ LEV M. DAWSON
                                         ------------------------------
                                     Name: Lev M. Dawson
                                     Title: CEO



                                     VALENCE TECHNOLOGY CAYMAN ISLANDS LIMITED


                                     By:  /S/ LEV M. DAWSON
                                         ------------------------------
                                     Name: Lev M. Dawson
                                     Title: CEO

                                  EXHIBIT INDEX

             Exhibit A                 Bill of Sale and Assignment Agreement

             Exhibit B                 License Agreement